Exhibit 4.1

ONE HUNDRED-EIGHTEENTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARIES GUARANTEES

ONE-HUNDRED EIGHTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture for Additional Guarantees”), dated as of October 28, 2015, among Energy Choice Solutions LLC, a Texas limited liability company, NRG ECOKAP Holdings LLC, a Delaware limited liability company, NRG Greenco LLC, a Delaware limited liability company and NRG Greenco Holdings LLC, a Delaware limited liability company (collectively, the “Guaranteeing Subsidiaries”), subsidiaries of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature pages hereto (the “Existing Guarantors”), and Law Debenture Trust Company of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by (i) a thirty-sixth supplemental indenture (the “Thirty-Sixth Supplemental Indenture”), dated as of August 20, 2010, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,100 million of 8.25% Senior Notes due 2020 (the “2020 Initial Notes”), and, subject to the terms of the Thirty-Sixth Supplemental Indenture, future unlimited issuances of 8.25% Senior Notes due 2020 (the “2020 Additional Notes,” and together with the 2020 Initial Notes, the “2020 Notes”), (ii) a forty-second supplemental indenture (the “Forty-Second Supplemental Indenture”), dated as of January 26, 2011, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200 million of 7.625% Senior Notes due 2018 (the “2018 Initial Notes”), and, subject to the terms of the Forty-Second Supplemental Indenture, future unlimited issuances of 7.625% Senior Notes due 2018 (the “2018 Additional Notes,” and together with the 2018 Initial Notes, the “2018 Notes”), (iii) a fifty-first supplemental indenture (the “Fifty-First Supplemental Indenture”), dated as of May 24, 2011, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200 million of 7.875% Senior Notes due 2021 (the “2021 Initial Notes”), and, subject to the terms of the Fifty-First Supplemental Indenture, future unlimited issuances of 7.875% Senior Notes due 2021 (the “2021 Additional Notes,” and together with the 2021 Initial Notes, the “2021 Notes”), (iv) a seventieth supplemental indenture (the “Seventieth Supplemental Indenture”), dated as of September 24, 2012, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $990 million of 6.625% Senior Notes due 2023 (the “2023 Initial Notes”), and, subject to the terms of the Seventieth Supplemental Indenture, future unlimited issuances of 6.625% Senior Notes due 2023 (the “2023 Additional Notes,” and together with the 2023 Initial Notes, the “2023 Notes”), and (v) a one hundred-ninth supplemental indenture (the “One Hundred-Ninth Supplemental Indenture” and, collectively with the Base Indenture, the Thirty-Sixth Supplemental Indenture, the Forty-Second Supplemental Indenture, the Fifty-First Supplemental Indenture and the Seventieth Supplemental Indenture, each as further supplemented and amended to the date hereof, the “Indenture”), dated as of January 27, 2014, among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,100 million of 6.250% Senior Notes due 2022 (the “2022 Initial Notes”), and, subject to the terms of the One Hundred-Ninth Supplemental Indenture, future unlimited issuances of 6.250% Senior Notes due 2022 (the “2022 Additional Notes,” and together with the 2022 Initial Notes, the “2022 Notes,” which, collectively with the 2020 Notes, the 2018 Notes, the 2021 Notes and the 2023 Notes, are referred to herein as the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the

Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and

WHEREAS, pursuant to Section 4.17 of each of the Thirty-Sixth Supplemental Indenture, the Forty-Second Supplemental Indenture, the Fifty-First Supplemental Indenture and the Seventieth Supplemental Indenture, and Section 4.16 of the One Hundred-Ninth Supplemental Indenture, the Trustee, the Company and the Existing Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the Existing Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Agreement to Be Bound; Guarantees. The Guaranteeing Subsidiaries hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture.  The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture.  In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of each of the Thirty-Sixth Supplemental Indenture, the Forty-Second Supplemental Indenture, the Fifty-First Supplemental Indenture, the Seventieth Supplemental Indenture and the One Hundred-Ninth Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3.                                      NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4.                                      Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees.  Each signed copy shall be an original, but all of them together represent the same agreement.

5.                                      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6.                                      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

7.                                      Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental

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Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

[Signatures on following pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES:

ENERGY CHOICE SOLUTIONS LLC
NRG ECOKAP HOLDINGS LLC
NRG GREENCO LLC
NRG GREENCO HOLDINGS LLC

By:	/s/ Deborah R. Fry
	Name:	Deborah R. Fry
	Title:	Assistant Secretary

Signature Page to One Hundred-Eighteenth Supplemental Indenture

ISSUER:

NRG ENERGY, INC.

By:	/s/ Brian Curci
Name:	Brian Curci
Title:	Corporate Secretary

EXISTING GUARANTORS:

ACE ENERGY, INC.
ALLIED WARRANTY LLC
ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BAYOU COVE PEAKING POWER, LLC
BIDURENERGY, INC.
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
CLEAN EDGE ENERGY LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
COTTONWOOD DEVELOPMENT LLC
COTTONWOOD GENERATING PARTNERS I LLC
COTTONWOOD GENERATING PARTNERS II LLC
COTTONWOOD GENERATING PARTNERS III LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II, LLC
ENERGY ALTERNATIVES WHOLESALE, LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
EVERYTHING ENERGY LLC
FORWARD HOME SECURITY, LLC
GCP FUNDING COMPANY, LLC
GREEN MOUNTAIN ENERGY COMPANY
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC

Signature Page to One Hundred-Eighteenth Supplemental Indenture

HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
KEYSTONE POWER LLC
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC
MONTVILLE POWER LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG ADVISORY SERVICES LLC
NRG AFFILIATE SERVICES INC.
NRG ARTESIAN ENERGY LLC
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BAYOU COVE LLC
NRG BUSINESS SERVICES LLC
NRG BUSINESS SOLUTIONS LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTED HOME LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG CURTAILMENT SOLUTIONS HOLDINGS LLC
NRG CURTAILMENT SOLUTIONS INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DISTRIBUTED GENERATION PR LLC
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY EFFICIENCY-L LLC
NRG ENERGY EFFICIENCY-P LLC
NRG ENERGY LABOR SERVICES LLC

Signature Page to One Hundred-Eighteenth Supplemental Indenture

NRG ENERGY SERVICES GROUP LLC
NRG ENERGY SERVICES INTERNATIONAL INC.
NRG ENERGY SERVICES LLC
NRG GENERATION HOLDINGS, INC.
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HOMER CITY SERVICES LLC
NRG HQ DG LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG PORTABLE POWER LLC
NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG RETAIL NORTHEAST LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG SPV #1 LLC
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS GREGORY LLC

Signature Page to One Hundred-Eighteenth Supplemental Indenture

NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
RE RETAIL RECEIVABLES, LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By:	/s/ Deborah R. Fry
Name:	Deborah R. Fry
Title:	Assistant Secretary

Signature Page to One Hundred-Eighteenth Supplemental Indenture

NRG CONSTRUCTION LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By:	/s/ Rachel Smith
	Name:	Rachel Smith
	Title:	Treasurer

ENERGY PROTECTION INSURANCE COMPANY

By:	/s/ Kevin P. Malcarney
	Name:	Kevin P. Malcarney
	Title:	Secretary

COTTONWOOD ENERGY COMPANY LP
By:	Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Deborah R. Fry
	Name:	Deborah R. Fry
	Title:	Assistant Secretary

COTTONWOOD TECHNOLOGY PARTNERS LP
By:	Cottonwood Generating Partners I LLC, its General Partner

By:	/s/ Deborah R. Fry
	Name:	Deborah R. Fry
	Title:	Assistant Secretary

NRG ILION LIMITED PARTNERSHIP
By:	NRG Rockford Acquisition LLC, its General Partner

By:	/s/ Deborah R. Fry
	Name:	Deborah R. Fry
	Title:	Assistant Secretary

Signature Page to One Hundred-Eighteenth Supplemental Indenture

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Deborah R. Fry
	Name:	Deborah R. Fry
	Title:	Assistant Secretary

TEXAS GENCO SERVICES, LP
By:	New Genco GP, LLC, its General Partner

By:	/s/ Deborah R. Fry
	Name:	Deborah. R. Fry
	Title:	Assistant Secretary

TEXAS GENCO LP, LLC

By:	/s/ John Ragan
	Name:	John Ragan
	Title:	Manager

Signature Page to One Hundred-Eighteenth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

Signature Page to One Hundred-Eighteenth Supplemental Indenture